Exhibit 3.3

Division of Corporations	Page 1 of 1

P00000064400

Florida Department of State
Division of Corporations
Public Access System

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H09000227862 3)))

H090002278623ABC3

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To:				RESUBMISSION
	Division of Corporations			PLEASE HONOR ORIGINAL
	Fax Number	:	(850) 617-6380	DATE OF SUBMISSION
AS FILE DATE
From:
	Account Name	:	UCC FILING & SEARCH SERVICES, INC.
	Account Number	:	I19980000054		10/26/09
	Phone	:	(850) 681-6528
	Fax Number	:	(850) 681-6011	Attn:	Tina

COR AMND/RESTATE/CORRECT OR O/D RESIGN

ONE HOLDINGS, CORP.

Certificate of Status	0
Certified Copy	1
Page Count	05
Estimated Charge	$43.75

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https://efile.sunbiz.org/scripts/efilcovr.exe	10/26/2009

October 26, 2009

FLORIDA DEPARTMENT OF STATE
ONE HOLDINGS, CORP.	Division of Corporations
318 HOLIDAY DR HALLANDALE BEACH, FL 33009

SUBJECT: ONE HOLDINGS, CORP.		RESUBMISSION
ref: P00000064400		PLEASE HONOR ORIGINAL
DATE OF SUBMISSION AS FILE DATE
10/26/09

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

Exhibit 1 and 2 was not attached.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6892.

Tina Roberts	FAX Aud. #: H09000227862
Regulatory Specialist II	Letter Number: 209A00033982

P.O BOX 6327 - Tallahassee, Florida 32314

Articles of Amendment
to
Articles of Incorporation
of

ONE Holdings, Corp.
(Name of Corporation as currently filed with the Florida Dept. of State)

P00000064400
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

                                                              ONE, Bio, Corp.                                                               The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp.,” “Inc,”  or “ Co.,” A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principle office address, if applicable:	8525 NW 53rd Terr.
(Principle office address MUST BE A STREET ADDRESS)
Suite C101

Doral. FL 33166

C.	Enter new mailing address, if applicable:
	(Mailing address MAY BE A POST OFFICE BOX)	8525 NW 53rd Terr.

Suite C101
Doral, FL, 33166

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:	Marlus Sllvasan

8525 NW 53rd Terr., Sutie C101
New Registered office Address:	(Florida street address)

Doral , Florida 33166
(City) (Zip Code)

New Registered Agent’s Signature, If changing Registered Agent:
I hereby accept the appointment as registered agent, 1 am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

CFO	Cris Neely	8525 NW 53rd Terr Suite C101	☑	Add
		Doral, FL 33186	☐	Remove

Chairman	Michael S. Weingarten	8525 NW 53rd Terr Suite C101	☑	Add
		Doral, FL 33186	☐	Remove

			☐	Add
			☐	Remove

E.	If amending or adding additional Articles enter change(s) here:
(attach additional sheets, if necessary) (Be specific)
See Exhibit 1 attached hereto to (1) amend Article I to change the name of the corporation and to (2) amend Article III to authorize a class of Preferred Stock, to designate a class of Preferred Stock as Series A Preferred Stock, to reduce the number of authorized shares of common stock from 750,000,000 to 150,000,000 to change the par value per share of common stock to $0.001 per share and to authorize a-5 for 1 reverse stock split. Also see Exhibit 2 attached hereto to designate the rights and preferences of the Series a Preferred stock.

F.	If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself.
(if not applicable, Indicate N/A)

The date of each amendment(s) adoption:	October 15, 2009
(date of adoption is required)
Effective date if applicable:	October 26, 2009
(no more then 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following ILLIGIBLE must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for amendment(s) was/were sufficient for approval by
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the Incorporators without shareholder action and shareholder action was not required.

Dated	October 16, 2009

Signatore

(By director, president or other officer if directors or officers have not been selected; by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Cris Neely
(Typed or printed name of person signing)

Chief Financial Officer
(Title of person signing)

EXHIBIT 1

ARTICLES OF AMENDMENT TO THE AMENDED
AND RESTATED ARTICLES OF INCORPORATION
OF ONE HOLDINGS, CORP.

          Pursuant to Section 607,1007 of the Business Corporation Act of the State of Florida, the undersigned, being a Director and the CEO of ONE Holdings, Corp. (hereinafter the “Corporation”). Florida corporation, does hereby certify as follows:

          FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on June 30, 2000 (Document No. P00000064400), and Amended and Restated as filed with the Secretary of State on April 21, 2006, and September 26, 2007 and Amended on June 8, 2009 (collectively the “Amended and Restated Articles of Incorporation”).

          SECOND: This amendment to the Articles of Incorporation was approved and adopted by all of the Directors of the Corporation on October 15, 2009 and by a majority of its shareholders on October 15, 2009. To effect the foregoing, the text of Article I and Article III of the Articles of Incorporation are hereby deleted and replaced in their entirety as follows:

“ARTICLE I
NAME

The name of the corporation shall be ONE Bio, Corp. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.”

“ARTICLE III
CAPITAL STOCK

A. The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be one hundred and sixty million (160,000,000) shares, of which:

(i)
Ten Million (10,000,000) shares shall be designated Preferred Stock, $0.001 par value. The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all or the unissued shares of Preferred Stock into one or more series and, without limiting the generally of the foregoing to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series to established.

(ii)
One Hundred Fifty Million (150,000,000) shares shall be designated Common Stock, $0.01 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders and shall be eligible for dividends when and if declared by the Board of Directors:

B. On the date of filing of the Articles of Amendment with the Secretary of State of the State of Florida, every five (5) issued and  outstanding shares of the Corporation’s previously authorized Common Stock, par value $.01 per share (the “Old Common Stocks”) shall be reclassified and converted into one (1) validity issued, fully paid and non-assessable share of Common Stock, par value $.001 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, further, that each person of record on October 6, 2009, holding a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, B new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. No cash will be paid or distributed as a result of aforementioned reverse stock split of the Corporation’s Common Stock, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to a whole share.”

C. The Board of Directors has by resolution has designated ten thousand (10,000) shares of Preferred stock A Series A Preferred Stock and having such rights and preferences as set forth in the Designation of Rights and Preferences of Series A Preferred “Stock of ONE Holdings, Corp. attached hereto as Exhibit A and made a part hereof.”

          THIRD: The foregoing amendments were adopted by all of the Directors on October 15, 2009 and by the majority holders of the Common stock of the Corporation pursuant to the Florida Business Corporation Act on October 15, 2009. Therefore, the number or votes cast for the amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 15th day of October, 2009.

ONE HOLDINGS, CORP.

By:	/s/ Marius Silvasan
MARIUS SILVASAN
Chief Executive Officer

EXHIBIT 2

Designation of Rights and Preferences
of
Series A Preferred Stock
of
ONE Holdings, Corp.

ONE Holdings, Corp. (the “Corporation”) is authorized to issue ten million (10,000,000) shares of $0.001 par value preferred stock, none of which has been issued or is currently outstanding. The preferred stock may be issued by the Board of Directors at such times and with such rights, designations, preferences and other terms, as may be determined by the Board of Directors in its sole discretion, at the time of issuance. The Board of Directors of the Corporation has determined to issue a class of preferred stock, $0.001 par value and to designate such class as “Series A Preferred Stock” (the “Series A Preferred Stock”) Initially consisting of ten thousand (10,000) shares which shall have the rights, preferences, privileges, and the qualifications, limitations and restrictions as follows:

1.           Designation and Amount. There is hereby authorized to be issued out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the “Series A Preferred Stock” (“Series A Preferred Stock”) and the number of shares constituting such class shall be ten thousand (10,000).

2.          Voting Rights. Holders of the Series A Preferred Stock shall be entitled to cast two thousand (2,000) votes for each share held of the Series A Preferred Stock on all matters presented to the shareholders of the Corporation for shareholder vote which shall vote along with holders of the Corporation’s Common Stock on such matters.

3.          Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Section 2 (as this Section 2 may be amended from time to time) and in the Corporation’s Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

4.          Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

5.          Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

6.           Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued shares of Series A Preferred Stock issuable in series undesignated as to series and may be re-designated and re-issued.

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Division of Corporations	Page 1 of 1

P00000064400

Florida Department of State
Division of Corporations
Public Access System

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H07000240375 3)))

H070002403753ABC

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:
Division of Corporations
	Fax Number	: (850) 205 - 0380

From:
	Account Name	: YOUR CAPITAL CONNECTION, INC.
	Account Number	: I20000000257
	Phone	: (850) 224 - 8870
	Fax Number	: (850) 224 - 7047

COR AMND/RESTATE/CORRECT OR O/D RESIGN

CONTRACTED SERVICES, INC.

Certificate of Status	0
Certified Copy	0
Page Count	07
Estimated Charge	$35.00

Electronic Filing Menu Corporate Filing Menu Help

https://efile.sunbiz.org/scripts/efilcovr.exe		9/26/2007

H07000240375 3

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CONTRACTED SERVICES, INC.

A Florida Corporation

John L. Corn certifies that:

1. John L. Corn is the duly elected and acting President and Susan E. Corn is the duly elected and acting Secretary of the corporation herein above named.

2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the corporation shall be Contracted Services, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

ARTICLE II.

The nature of the business of the corporation shall be to engage in any lawful activity permitted by the laws of the State of Florida, and desirable to support the continued existence of the corporation.

ARTICLE III.

The total authorized capital stock of the corporation, shall be Seven Hundred Fifty million (750,000,000) shares of $.01 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action, by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

ARTICLE IV.

The amount of capital with which this corporation shall commence shall be One Thousand Dollars and NO/100 ($1,000.00).

ARTICLE V.

The corporation shall have perpetual existence.

H07000240375 3

H07000240375 3

ARTICLE VI.

The principal place of business of this corporation shall be:

10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716, located in Pinellas County, Florida. The corporation shall have the power to establish other offices both within and without the State of Florida. The registered agent and the office of the resident agent shall be as follows:

John L. Corn: 10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716

ARTICLE VII.

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (1) Director and not more than fifteen (15) directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (1) Director, The election of directors shall be on an annual basis. Each of the said Directors shall be of full and legal age. A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting. Meetings of the Board of Directors may be held within or without the State of Florida and members of the Board of Directors need not be stockholders.

ARTICLE VIII.

The names and post office addresses of the Board of Directors of the corporation are:

John L. Corn: 10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716
Susan E. Corn: 10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716

ARTICLE IX.

The names and post office addresses of the Officers, subject to this Charter and the By-Laws of the corporation and the laws of the State of Florida, shall hold office for the first year of business or until removal, resignation or an election is held by the Board of Directors for the election of the officers and or the successors have been duly elected and qualified are:

John L. Corn, President: 10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716
Susan E. Corn, Secretary: 10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716

ARTICLE X.

The names and post office addresses of the subscribers to these Articles of Incorporation are:

H07000240375 3

H07000240375 3

John L. Corn: 10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716
Susan E. Corn: 10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716

ARTICLE XI.

It is specified that the date when the corporate existence of the corporation shall commence is the date of filing by the Secretary of State of these Articles of Incorporation.

The undersigned, being the original incorporators hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Florida, and in pursuance of the general corporation law of the State of Florida, do make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set their hands this 26th day of September, 2007.

I further declare under penalty of perjury under the laws of the State of Florida that the matters set forth in this Amended and Restated Articles of Incorporation are true and correct to the best of my knowledge.

John L. Corn

DONE and DATED this 26th day of September, 2007.

STATE OF FLORIDA)
COUNTY OF PINELLAS)

On this 26th day of September, 2007, personally appeared before me, a Notary Public in and for said County and State, John L. Corn, President Of Contracted Services, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation, and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 26th day of September, 2007.

NOTARY PUBLIC, in and for said
County and State, PINELLAS / FLORIDA

Susan E. Corn

DONE and DATED this 26th day of September, 2007.

H07000240375 3

H07000240375 3

STATE OF FLORIDA)
COUNTY OF PINELLAS)

On this 26th day of September, 2007, personally appeared before me, a Notary Public in and for said County and State, Susan E. Corn, Secretary of Contracted Services, Inc., who proved to be the above named officer and acknowledged that she executed the above Instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 26th day of September, 2007.

NOTARY PUBLIC, in and for said County and State, PINELLAS / FLORIDA

H07000240375 3

H07000240375 3

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

In accordance with Title XXXVI, Chapter 607, Section 607.1007 of the Florida Statutes, the Board of Directors of Contracted Services, Inc. has approved the filing of Amended and Restated Articles of Incorporation and that this Restatement does contain amendment(s) that required shareholder approval and that the Board of Directors adopted the Restatement after submission of the same to the shareholders and a majority approval by the shareholders.

A Consent to Action By Shareholders Without A Meeting was delivered to the Company’s Board of Directors on September 26, 2007 pursuant to Section 607.0704 of the Florida Statutes and which adopted the Restated Articles of Incorporation and any and all amendments, to the original Articles of Incorporation of Contracted Services, Inc. and that the number of votes cast for the amendment(s) by the shareholders’ consent was sufficient for approval in accordance with Title XXXVI, Chapter 607, Section 607.1006.

The undersigned, being the President and Secretary, for the purpose of filing this Certificate with the State of Florida, and in pursuance of the general corporation law of the State of Florida does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set their hand this 26th day of September, 2007.

John L. Corn

DONE and DATED this 26th day of September, 2007.

STATE OF FLORIDA)
COUNTY OF PINELLAS)

On this 26th day of September, 2007, personally appeared before me, a Notary Public in and for said County and State, John L. Corn, President of Contracted Services, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 26th day of September, 2007.

NOTARY PUBLIC, in and for said County and State. PINELLAS/FLORIDA

Susan E. Corn

H07000240375 3

H07000240375 3

DONE and DATED this 26th day of September, 200.

STATE OF FLORIDA)
COUNTY OF PINELLAS)

On this 26th day of September, 2007, personally appeared before me, a Notary Public in and for said County and State, Susan E. Corn, Secretary of Contracted Services, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 26th day of September, 2007.

NOTARY PUBLIC, in and for said County and State. PINELLAS/FLORIDA

H07000240375 3

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WRITTEN ACCEPTANCE BY REGISTERED AGENT

I, John L. Corn, the undersigned, being the registered agent for Contracted Services, Inc., do hereby state that I am familiar with and accept the duties and responsibilities as registered agent for the said corporation. I hereby declare and certify the facts hereinabove stated are true, and accordingly hereunto set my hand this 26th day of September, 2007.

John L. Corn

STATE OF FLORIDA)
COUNTY OF PINELLAS)

On this 26th day of September, 2007, personally appeared before me, a Notary Public in and for said County and State, John L. Corn, registered agent of Contracted Services, Inc., who proved to be the above named registered agent and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 26th day of September, 2007.

NOTARY PUBLIC, in and for said County and State. PINELLAS/FLORIDA

H07000240375 3

P00000064400

(Requestor’s Name)

(Address)

(Address)

(City/State/Zip/Phone #)		04/21/06—01038—019 **35.00

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies_________	Certificates of Status_________

Special Instructions to Filing Officer:

Office Use Only
Amended/Restated @ 4.27.06

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CONTRACTED SERVICES, INC. A Florida Corporation

John L. Corn certifies that:

1. John L. Corn is the duly elected and acting President and Susan E. Corn is the duly elected and acting Secretary of the corporation herein above named.

2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the corporation shall be Contracted Services, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

ARTICLE II.

The nature of the business of the corporation shall be to engage in any lawful activity permitted by the laws of the State of Florida, and desirable to support the continued existence of the corporation.

ARTICLE III.

The total authorized capital stock of the corporation shall be Seventy-Five million (75,000,000) shares of $.01 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

ARTICLE IV.

The amount of capital with which this corporation shall commence shall be One Thousand Dollars and NO/100 ($1,000.00).

ARTICLE V.

The corporation shall have perpetual existence.

ARTICLE VI.

The principal place of business of this corporation shall be:

10460 Roosevelt Blvd., #314, St. Petersburg, Florida 33716

Located in Pinellas County, Florida. The corporation shall have the power to establish other offices both within and without the State of Florida. The registered agent and the office of the resident agent shall be as follows:

John L. Corn
3919 14th Street NE,
St. Petersburg, Florida 33716

ARTICLE VII.

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (I) Director and not more than fifteen (15) directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (I) Director. The election of directors shall be on an annual basis. Each of the said Directors shall be of full and legal age. A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting. Meetings of the Board of Directors may be held within or without the State of Florida and members of the Board of Directors need not be stockholders.

ARTICLE VIII.

The names and post office addresses of the Board of Directors of the corporation are:

John L. Corn
10460 Roosevelt Blvd., #314
St. Petersburg, Florida 33716

Susan E. Corn
10460 Roosevelt Blvd., #314
St. Petersburg, Florida 33716

Andrew L. Corn
708 East Tarpon Ave., Suite 32
Tarpon Springs, FL 34689

Beth Golden
I5955 Waterline Rd.
Bradenton, FL 34212

Curt Steinbach
1042 42nd Ave NE
St. Petersburg, Florida 33703

ARTICLE IX.

The names and post office addresses of the Officers, subject to this Charter and the By- Laws of the corporation and the laws of the State of Florida, shall hold office for the first year of business or until removal, resignation or an election is held by the Board of Directors for the election of the officers and or the successors have been duly elected and qualified are:

John L. Corn, President
10460 Roosevelt Blvd., #314
St. Petersburg, Florida 33716

Susan E. Corn, Secretary
10460 Roosevelt Blvd., #314
St. Petersburg, Florida 33716

Andrew L Corn, Vice President
708 East Tarpon Ave., Suite 32
Tarpon Springs, FL 34689

Beth Golden, Treasurer
15955 Waterline Rd.
Bradenton, FL 34212

Curt Steinbach, Director
1042 42nd Ave NE
St. Petersburg, Florida 33703

ARTICLE X.

The names and post office addresses of the subscribers to these Articles of Incorporation are:

John L. Corn
10460 Roosevelt Blvd., #314
St. Petersburg, Florida 33716

Susan E. Corn
10460 Roosevelt Blvd., #314
St. Petersburg, Florida 33716

Andrew L Corn
708 East Tarpon Ave., Suite 32
Tarpon Springs, FL 34689

Beth Golden
15955 Waterline Rd.
Bradentoa,FL 342I2

Curt Steinbach
1042 42nd Ave NE
St. Petersburg, Florida 33703

ARTICLE XI.

It is specified that the date when the corporate existence of the corporation shall commence is the date of filing by the Secretary of State of these Articles of Incorporation.

The undersigned, being the original incorporators hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Florida, and in pursuance of the general corporation law of the State of Florida, do make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set their hands this 15th day of April, 2006.

I further declare under penalty of perjury under the laws of the State of Florida that the maters set forth in this Amended and Restated Articles of Incorporation are true and correct to the best of my knowledge.

John L. Corn, President

DONE and DATED this 15th day of April, 2006.

STATE OF FLORIDA	)
		)	SS
COUNTY OF PINELLAS	)

On this 15th day of April, 2006, personally appeared before me, a Notary Public in and for said County and State, John L. Corn, President of Contracted Services, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 15th day of April, 2006.

NOTARY PUBLIC, in and for said
County and State.

Susan E. Corn, Secretary

DONE and DATED this 15th day of April, 2006.

STATE OF FLORIDA	)
		)	SS
COUNTY OF PINELLAS	)

On this 15th day of April, 2006, personally appeared before me, a Notary Public in and for said County and State, Susan E. Corn, Secretary of Contracted Services, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 15th day of April, 2006.

NOTARY PUBLIC, in and for said
County and State.

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

In accordance with Title XXXVI, Chapter 607, Section 607.1007 of the Florida Statutes, the Board of Directors of Contracted Services, Inc. has approved the filing of Amended and Restated Articles of Incorporation and that this Restatement does contain amendment(s) that required shareholder approval and that the Board of Directors adopted the Restatement after submission of the same to the shareholders and a majority approval by the shareholders.

The Shareholders at a meeting duly held on the 2nd day of April, 2006, adopted the Restated Articles of Incorporation and any and all amendments, to the original Articles of Incorporation of Contracted Services, Inc. and that the number of votes cast for the amendment(s) by the shareholders was sufficient for approval in accordance with Title XXXVI, Chapter 607, Section 607.1006.

The undersigned, being the President and Secretary, for the purpose of filing this Certificate with the State of Florida, and in pursuance of the general corporation law of the State of Florida does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set their hand this 15 day of April, 2006.

John L. Corn

DONE and DATED this 15 day of April, 2006.

STATE OF FLORIDA	)
		)	SS
COUNTY OF PINELLAS	)

On this 15th day of April, 2006, personally appeared before me, a Notary Public in and for said County and State, John L. Corn, President of Contracted Services, Inc., who proved to be the above named officer and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 15th day of April, 2006.

NOTARY PUBLIC, in and for said
County and State.

Susan E. Corn

DONE and DATED this 15 day of April, 2006.

STATE OF FLORIDA	)
		)	SS
COUNTY OF PINELLAS	)

On this 15th day of April, 2006, personally appeared before me, a Notary Public in and for said County and State, Susan E. Corn, Secretary of Contracted Services, Inc., who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 15th day of April, 2006.

NOTARY PUBLIC, in and for said
County and State.

WRITTEN ACCEPTANCE BY REGISTERED AGENT

I, John L. Corn, the undersigned, being the registered agent for Contracted Services, Inc., do hereby state that I am familiar with and accept the duties and responsibilities as registered agent for the said corporation. I hereby declare and certify the facts hereinabove stated are true, and accordingly hereunto set may hand this 15 day of April, 2006.

John L. Corn
3919 14th St NE
St. Petersburg, FL 33703

STATE OF FLORIDA	)
		)	SS
COUNTY OF PINELLAS	)

On this 15th day of April, 2006, personally appeared before me, a Notary Public in and for said County and State, John L. Corn, registered agent of Contracted Services, Inc., who proved to be the above named registered agent and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me
this 15th day of April, 2006.

NOTARY PUBLIC, in and for said
County and State.

P00000064400

(Requestor’s Name)

(Address)

(Address)

(City/State/Zip/Phone #)’

☐ PICK-UP	☐ WAIT	☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies_____	Certificates of Status_______

Special Instructions to Filing Officer:

Office Use Only

COVER LETTER

TO:	Amendment Section
Division of Corporations

name of corporation:	Contracted Services, Inc.

DOCUMENT NUMBER:

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Marius Silvasan
Name of Contact Person

Contracted Services, Inc.
Firm/ Company

318 HOLIDAY DRIVE
Address

HALLANDALE BEACH, FL, 33009
City/ State and Zip Code

msilvasan@abacusholdingsgroup.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Marius Silvasan	at	(305)	321-9991
Name of Contact Person		Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee	☐	$43.75 Filing Fee &	☑	$43 .75 Filing Fee &	☐	$52.50 Filing Fee
		Certificate of Status		Certified Copy		Certificate of Status
				(Additional copy is enclosed)		Certified Copy
(Additional Copy is enclosed)

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Contracted Services, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

ONE Holdings, Corp.		The new
name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:	318 HOLIDAY DRIVE
(Principal office address MUST BE A STREET ADDRESS)
HALLANDALE BEACH, FL, 33009

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)	318 HOLIDAY DRIVE

HALLANDALE BEACH, FL, 33009

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:	Marius Silvasan

	318 HOLIDAY DRIVE
New Registered Office Address:	(Florida street address)

	HALLANDALE BEACH	, Florida	33009
	(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

President	Marius Silvasan	318 HOLIDAY DRIVE	☑ Add
		HALLANDALE BEACH	☐ Remove
FL, 33009

Secretary	Susan E. Corn	3919 14th St. NE	☐ Add
		St Petersburg	☑ Remove
FL, 33716

President	John L. Corn	3919 14th St NE	☐ Add
		St Petersburg	☑ Remove
FL, 33716

E.	If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	June 4, 2009
(date of adoption is required)

Effective date if applicable:	June 4, 2009
(no more than 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by	.”
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	June 5, 2009

Signature

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Marius Silvasan
(Typed or printed name of person signing)

President
(Title of person signing)